Exhibit 10.1

AMENDMENT TO THE RESTATED AND AMENDED EMPLOYMENT

AGREEMENT

This AMENDMENT dated as of June 2, 2003 (the “Amendment”) by and between USI INSURANCE SERVICES CORP. (the “Company”) and ROBERT S. SCHNEIDER (the “Executive”), to that certain Employment Agreement, dated effective November 1, 2002 (the “Employment Agreement”), by and between Company and Executive (the Employment Agreement as amended by this Amendment is hereinafter referred to as the “Agreement”). The Company and the Executive shall be referred to hereinafter collectively as the “Parties”.

RECITALS:

WHEREAS, the Parties desire to further amend the Employment Agreement.

NOW THEREFORE, to reflect the agreement of the Parties as to the following modifications to the Agreement, and in consideration of the premises and the mutual promises made therein and herein, and intending to be legally bound, the Parties agree as follows:

1. Executive’s Position. Section 2.1 of the Employment Agreement is deleted and restated in its entirety as follows:

Executive’s Position. On the terms and conditions set forth in this Agreement, the Company shall employ Executive to serve as Executive Vice President and Chief Financial Officer of the Company and USI. Executive shall report to the CEO of USI (“the USI CEO”), or his designee.

2. Miscellaneous. The Parties acknowledge and agree that all other provisions of the Employment Agreement, to the extent not amended or superseded by the terms of this Amendment, are hereby ratified and reaffirmed. Capitalized terms not defined herein shall have the meanings set forth in the Agreement. The Parties further acknowledge and agree that the Employment Agreement integrates all previous oral and written communications and understandings between the parties with respect thereto. The Parties also acknowledge and agree that any representations made or communications effected by them, in each case relating to the Agreement, are void unless set forth in this writing. This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Amendment shall be governed by and construed in accordance with the domestic laws of, and enforced in, the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the dated first above written.

/s/ ROBERT S. SCHNEIDER

ROBERT S. SCHNEIDER

USI INSURANCE SERVICES CORP.

By:	/s/ DAVID L. ESLICK

Name: Title:	David L. Eslick Chairman, President & CEO